UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2016

NOVELIS INC.
(Exact name of Registrant as specified in its charter)
Canada 001-32312 98-0442987
(State or other jurisdiction (Commission File Number) (I.R.S. Employer of incorporation) Identification No.)
3560 Lenox Road, Suite 2000, Atlanta, GA 30326 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (404) 760-4000

__________________________________________________Not Applicable_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2016, Novelis Inc. (the “Company”) announced that Sachin Satpute was named Senior Vice President of Novelis Inc. and President, Novelis Asia effective June 1, 2016. The Company expects Mr. Satpute to be formally appointed to the role at the next meeting of the Company’s Board of Directors. Mr. Satpute has served as Chief Marketing Officer, Hindalco Industries Limited (the Company’s parent company) since June 2012, and as Managing Director of Aluminium Company of Malaysia Berhad (ALCOM) from April 2011 until June 2012. Prior to that, Mr. Satpute served in various managerial roles at Novelis, including Vice President-Sales, Marketing & Technical Services, since 2007. He held other roles at Hindalco prior to joining Novelis. Mr. Satpute is 50 years old.

Mr. Satpute will succeed Shashi Maudgal, the Company’s Senior Vice President and President of Novelis Asia, who will retire from the Company effective May 31, 2016.

The Company expects to enter into a compensation arrangement with Mr. Satpute and will disclose the terms of that arrangement in a subsequent filing.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

99.1 Press release, dated March 31, 2016 (furnished to the Commission as part of this Form 8-K).
SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: April 1, 2016	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
General Counsel, Corporate Secretary and Compliance Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release, dated March 31, 2016 (furnished to the Commission as part of this Form 8-K).